Exhibit 10.38

Convertible Note Deed Poll

Vast Solar Pty Ltd (ACN 136 258 574)

Contents	Page

Background	2

1	Defined terms and interpretation	2

1.1	Definitions in the Dictionary	2

1.2	Interpretation	2

2	The Convertible Notes	2

2.1	Issue of Convertible Notes	2

2.2	Maturity Date	3

3	Acknowledgement and undertaking	3

4	Discharge and release	4

5	Costs, expenses and duty	4

5.1	Costs and expenses	4

5.2	Costs of performance	4

5.3	Duty	4

6	General	4

6.1	Notices	4

6.2	Jurisdiction	6

6.3	Arbitration	6

6.4	Invalidity	6

6.5	Amendments and waivers	6

6.6	Cumulative rights	6

6.7	Non-merger	6

6.8	Payments	7

6.9	Counterparts	7

6.10	Further assurances	7

Schedule 1	Dictionary	8

Schedule 2	Convertible Note Terms	14

Execution page	29

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Date: 14 February 2023

Parties

1	Vast Solar Pty Ltd (ACN 136 258 574) of [***] (Company)

In favour of

2	Each person who is from time to time a Noteholder (as defined in the Convertible Note Terms).

Background

The Company proposes to issue the Convertible Notes in accordance with the terms of this Note Deed Poll.

The parties agree:

1	Defined terms and interpretation

1.1	Definitions in the Dictionary

Unless the context requires otherwise, a term or expression starting with a capital letter:

(a)	which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2	Interpretation

The interpretation clause in Schedule 1 sets out rules of interpretation for this Note Deed Poll.

2	The Convertible Notes

2.1	Issue of Convertible Notes

Subject to the terms of this Note Deed Poll, the Company may at any time and from time to time create and issue Convertible Notes under this Note Deed Poll that:

(a)	rank pari passu among themselves;

(b)	are senior in right of payment to Shares and any other capital stock of the company and the Existing Notes;

(c)	are unsubordinated in accordance with clause 1 of the Convertible Note Terms; and

(d)	are subject to the provisions of this Note Deed Poll.

The obligations of the Company under the Convertible Notes are constituted by, and specified in, this Note Deed Poll.

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The Company will use the proceeds of the Convertible Notes for general corporate purposes.

2.2	Maturity Date

(a)	Subject to paragraph (b), the Maturity Date for each Convertible Note is 18 months from the date of issuance of that Convertible Note.

(b)	Provided that an Exit Event has been “initiated”, meaning that either:

(i)	the Company has entered into an agreement to complete an Exit Event; or

(ii)	the Company’s board of directors has signed a resolution authorizing a transaction constituting an Exit Event,

then at least one calendar month prior to the initial Maturity Date (but no more than 45 days prior to the initial Maturity Date), the Company may provide notice in writing to the Noteholders of its decision to extend the initial Maturity Date to a date that is no later than 6 months after the initial Maturity Date.

(c)	Upon reaching the Maturity Date, the Convertible Notes will either (at the Company’s election):

(i)	convert to Shares in accordance with clause 6 of the Convertible Note Terms;

(ii)	if consented to in writing by the applicable Noteholder, be redeemed for the Redemption Amount in accordance with clause 7 of the Convertible Note Terms; or

(iii)	if consented to in writing by the applicable Noteholder, a combination of (i) and (ii) in accordance with clause 9(c) of the Convertible Note Terms.

3	Acknowledgement and undertaking

(a)	The Company acknowledges its indebtedness to each Noteholder for the Principal Outstanding under each Convertible Note issued to the Noteholder under the Convertible Note Terms, and all other amounts payable by the Company to the Noteholder from time to time under this Note Deed Poll and the Convertible Note Terms.

(b)	The Company unconditionally and irrevocably undertakes with each Noteholder:

(i)	to pay, in respect of each Convertible Note issued to the Noteholder, all payments of principal, interest and other amounts in respect of the Convertible Note in accordance with this Note Deed Poll and the Convertible Note Terms; and

(ii)	otherwise to observe its obligations under, and to comply with, and procure the compliance as necessary of any third parties, to the Note Documents.

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4	Discharge and release

The Company will immediately be discharged and released from its liabilities and obligations under the Convertible Note Terms (other than liabilities for any breach of or claim in relation to this Note Deed Poll prior to the date of such discharge and release) in respect of each Convertible Note to the extent:

(a)	Conversion has not occurred, the Redemption Amount has been satisfied in full and all of the Company’s other obligations hereunder are satisfied; or

(b)	Conversion has occurred, the date on which the Conversion has been completed and all of the Company’s other obligations hereunder are satisfied.

5	Costs, expenses and duty

5.1	Costs and expenses

Unless otherwise provided in this Note Deed Poll, the Company and each Noteholder must pay its own costs and expenses relating to this Note Deed Poll, the issue of the Convertible Notes and any other agreement or document entered into or signed under this Note Deed Poll, including the Subscription Agreement.

5.2	Costs of performance

The Company and each Noteholder must pay its own costs and expenses relating to performing its obligations under this e Note Deed Poll, unless otherwise provided in this Note Deed Poll.

5.3	Duty

The Company must pay all stamp, transaction or registration duty or similar charge imposed by any Government Agency which may be payable on or in connection with this Note Deed Poll and any instrument executed under or in connection with or any transaction evidenced by this Note Deed Poll.

6	General

6.1	Notices

(a)	Any notice or other communication given under this Note Deed Poll including, but not limited to, a request, demand, consent or approval, to or by the Company or a Noteholder:

(i)	must be in legible writing and in English;

(ii)	must be addressed to the addressee at the address or email address set out below or to any other address or email address a party notifies the other under this clause:

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(A)	if to the Company:

Address:	[***], [***] [***]

Attention:	Alec Waugh

Email:	[***]

with a copy (for information purposes only) to David Josselsohn, Partner, Gilbert + Tobin, at [***]; and

(B)	if to a Noteholder, to the address specified in the Register;

(iii)	must be signed by an officer of a sender which is a body corporate; and

(iv)	must be either:

(A)	delivered by hand or sent by pre-paid ordinary mail (by airmail if sent to or from a place outside Australia) to the addressee’s address; or

(B)	sent by email to the addressee’s email address; and

(v)	is deemed to be received by the addressee in accordance with clause 6.1(b).

(b)	Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice is deemed to be received:

(i)	if sent by hand, when delivered to the addressee;

(ii)	if by post:

(A)	mailed within Australia, five Business Days after and including the date of postage/on delivery to the addressee; or

(B)	mailed from Australia to a location outside of Australia, 10 Business Days after and including the date of postage/one delivery to the addressee; and

(iii)	if sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	5 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first,

but if the delivery or receipt is on a day which is not a Business Day or is after 5.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

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(c)	In this clause a reference to an addressee includes a reference to an addressee’s officers, agents or employees or a person reasonably believed by the sender to be an officer, agent or employee of the addressee.

6.2	Jurisdiction

This Note Deed Poll is governed by the laws of New South Wales.

6.3	Arbitration

(a)	Any dispute, controversy or claim arising out of, relating to or in connection with this Note Deed Poll, including any question regarding its existence, validity or termination must be referred to and finally resolved by arbitration in accordance with the Singapore International Arbitration Centre Rules (as currently adopted).

(b)	The appointing authority shall be the President of the Court of Arbitration of the Singapore International Arbitration Centre.

6.4	Invalidity

(a)	If a provision of this Note Deed Poll, or a right or remedy of the Company or a Noteholder is invalid or unenforceable in a particular jurisdiction:

(i)	it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)	it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)	This clause is not limited by any other provision of this Note Deed Poll in relation to severability, invalidity or unenforceability.

6.5	Amendments and waivers

(a)	At any time and from time to time the Company may, by resolution of its board, modify, alter, cancel, amend or add to all or any of this Note Deed Poll and the Convertible Note Terms, if the modification, alteration, cancellation, amendment or addition is authorised in writing by each of the Noteholders.

(b)	A waiver of a provision of this Note Deed Poll or a right or remedy arising under this Note Deed Poll, including this clause, must be in writing and signed by the party granting the waiver.

6.6	Cumulative rights

The rights and remedies of a party under this Note Deed Poll do not exclude any other right or remedy provided by law.

6.7	Non-merger

No provision of this Note Deed Poll merges on completion of any transaction contemplated by this Note Deed Poll.

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6.8	Payments

A payment which is required to be made under this Note Deed Poll must be paid in Immediately Available Funds and in US$.

6.9	Counterparts

This Note Deed Poll may be signed in any number of counterparts and all those counterparts together make one instrument.

6.10	Further assurances

Except as expressly provided in this Note Deed Poll, each party must, at its own expense, do all things reasonably necessary to give full effect to this Note Deed Poll and the matters contemplated by it (including the conversion of the Convertible Notes), including by providing information, holding securityholder meetings and obtaining regulatory approvals.

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Schedule 1	Dictionary

1	Dictionary

In this Note Deed Poll:

applicable laws means the applicable laws of any relevant jurisdiction, including but not limited to Chapter 6 of the Corporations Act, anti-bribery laws and relevant foreign investment laws and policies.

ASIC means the Australian Securities and Investments Commission.

ASX means ASX Limited © 008 624 691 or the Australian Securities Exchange operated by it (as the context requires).

Business Combination means a business combination involving the Company and a publicly listed special purpose acquisition company or a so-called “reverse holdco merger”, whether by merger, consolidation, stock purchase, asset sale or otherwise.

Business Day means a day on which banks are open for business in Sydney, Australia, excluding a Saturday, Sunday or public holiday.

Change of Control Event means (excluding the SPAC Transaction):

(a)	a person not in Control of the Company (either alone or jointly with another person) acquires Control of the Company; or

(b)	a Group member enters into any arrangement to dispose of or transfer to one or more third parties:

(i)	all or substantially all of the assets of the Group or its business in any manner including by way of a restructure, asset or security sale; or

(ii)	50% or more of the voting shares in the Company or any Group member which is material to the operation of the Group’s business,

but excluding any arrangement in respect of a solvent internal restructuring of the Group or its business, which does not meet the criteria of clauses (a) or (b).

Control of an entity means the direct or indirect power to directly or indirectly (a) direct or cause the direction of the management and policies of such entity; or (b) control the membership of the board of directions, in each case, whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the entity or otherwise.

Conversion means the conversion of a Convertible Note into Shares pursuant to the Convertible Note Terms and Convert and Converted has a corresponding meaning.

Conversion Date means the date on which Conversion occurs.

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Conversion Price means:

(a)	in the case of Conversion on the Maturity Date, a price per Share (to be determined) based on the fair market value of a Share at the Maturity Date;

(b)	in the case of Conversion in connection with the SPAC Transaction, US$10.20 per Share; or

(c)	in the case of Conversion in connection with (i) any other Exit Event or (ii) an Event of Default, a 25% discount to the implied price per Share (to be determined) based on the valuation of the Company implied in that Exit Event.

Provided that, (1) if at any time or from time to time after the date hereof, there shall occur any change in the amount or value of the Shares as a result of a recapitalization, merger, consolidation, Dividend, stock split, reverse split, conversion or reclassification of equity or like event, the initial Conversion Price shall be equitably adjusted to a Conversion Price (x) as reasonably determined by the board of directors and consented to in writing by the Noteholders or (y) by an internationally recognized independent financial institution consented to in writing by the Noteholders; and (2) to the extent the Company makes an adjustment to the Conversion Price as set forth above, the Company shall give written notice to the Noteholders, which notice shall state in reasonable detail the events giving rise to such adjustment and the nature and method of calculation of the adjustment.

Convertible Note means an unsecured convertible loan note to be issued by the Company under this Note Deed Poll, convertible into Shares, with the rights described in the Convertible Note Terms, title to which is recorded in and evidenced by an inscription in the Register.

Convertible Note Terms means the terms of the Convertible Notes described in Schedule 2.

Corporations Act means Corporations Act 2001 (Cth).

Deed of Accession means a deed of accession substantially in the form set out in Schedule 5 of the Investor Deed.

Dictionary has the meaning given to it in clause 1.1.

Dividend means any dividend or distribution to Shareholders whether of cash, assets or other property, and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction in capital (and for these purposes a distribution of assets includes without limitation an issue of Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves).

Event of Default has the meaning given to it in clause 7.2© of the Convertible Note Terms.

Exchange Ratio means the number of Shares into which a Convertible Note will be Converted calculated as follows:

Principal Outstanding
Conversion Price

Existing Notes means the convertible notes issued by the Company to AgCentral Pty Ltd pursuant to the Subordinated Debt Documents (as that term is defined in the Subordination Deed).

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Exit Event means an event set out in clause 6(a) of the Convertible Note Terms or a Change of Control Event.

Face Value means US$1.00.

Government Agency means:

(a)	a government, whether foreign, federal, state, territorial or local;

(b)	A department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, or semi-governmental judicial, administrative, monetary or fiscal authority, whether stator or not.

Group means the Company and each wholly-owned subsidiary of the Company.

Holding Company has the meaning given to it in clause 10 of the Convertible Note Terms.

Immediately Available Funds means cash, bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account in clear funds without deduction, set-off or counterclaim unless expressly authorised by the terms of this Note Deed Poll.

Insolvency Event means, in respect of an entity, the occurrence of any one or more of the following events in relation to that entity:

(a)	an order is made by a court that it be wound up, declared bankrupt or that a provisional liquidator or receiver or receiver and manager be appointed;

(b)	a liquidator or provisional liquidator is appointed;

(c)	an administrator is appointed to it under sections 436A, 436B or 436C of the Corporations Act;

(d)	a Controller (as defined in section 9 of the Corporations Act) is appointed to it or all (or substantially all) of its assets;

(e)	a receiver is appointed to it or all (or substantially all) of its assets;

(f)	it proposes a deed of company arrangement or other administration involving one or more of its creditors;

(g)	it is insolvent as disclosed in its accounts or otherwise, states that it is insolvent, is presumed to be insolvent under an applicable law (including under sub-section 459C(2) or section 585 of the Corporations Act) or otherwise is, or states that it is, unable to pay all its debts as and when they become due and payable;

(h)	it is taken to have failed to comply with a statutory demand as a result of subsection 459F(1) of the Corporations Act;

(i)	a notice is issued under sections 601AA or 601AB of the Corporations Act; or

(j)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the events set out in the above paragraphs of this definition;

Investor means a person that makes an application to subscribe for Convertible Notes.

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IPO means an initial public offering of any class of equity securities by the Company (or a new holding company formed as a special purpose vehicle for the initial public offering) in conjunction with a listing or quotation of those equity securities on the ASX, the London Stock Exchange (LSE), the Singapore Stock Exchange (SGX), New York Stock Exchange (NYSE) or the Nasdaq Stock Market (Nasdaq);

IPO Conversion Event means the allotment and/or transfer of Shares in relation to a successful IPO that results in net proceeds to the Company of at least US$30.0 million (or the equivalent in a foreign currency).

Issue Date means in respect of a Convertible Note, the actual date on which that Convertible Note is issued in accordance with clause 2.1.

Investor Deed means the investor deed in relation to the Company, between the Company, AgCentral Energy Pty Ltd and Nabors Lux 2 S.a.r.l., dated on or about the date of this document.

Material Adverse Effect means one or more events or occurrences or matters individually or in aggregate that has or could reasonably be expected to have a material adverse effect on:

(a)	the condition (financial or otherwise), prospects, business, assets or operations of the Group;

(b)	the ability of the Company to perform any of its obligations under this Note Deed Poll or any of the other Note Documents;

(c)	the rights of or benefits available to a Noteholder under this Note Deed Poll or any other Note Document; or

(d)	the validity, priority or enforceability of this Note Deed Poll or any of the other Note Documents.

Maturity Date has the meaning given to it in clause 2.2.

Note Deed Poll means this deed poll including the Convertible Note Terms.

Note Document means this Note Deed Poll, the Subscription Agreement, Investor Deed and the Subordination Deed.

Noteholder means the registered holder of a note.

Principal Outstanding means, in respect of a Convertible Note, the Face Value of the Convertible Note and any amounts capitalised from time to time.

Redemption Amount means:

(a)	in relation to any redemption of Notes other than a redemption contemplated by clause (b) below, the Principal Outstanding and any accrued but unpaid interest to the Redemption Date; or

(b)	in relation to redemption for a Change of Control Event,:

(i)	an amount equal to the sum of 110% of the Principal Outstanding, any accrued but unpaid interest to the Redemption Date and any interest that would have accrued on the Convertible Note if it had not been redeemed until the Maturity Date; or

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(ii)	an amount equal to 110% of the value of the Shares into which the Convertible Notes would have converted,

in each case, at the Noteholder’s election.

Redemption Date means, in respect of a Convertible Note, the date on which the Convertible Note is redeemed pursuant to clause 7.1 of the Convertible Note Terms.

Redemption Notice means a notice in the same or substantially the same form as Attachment A.

Register means the register of noteholders to be kept under clause 177 of the Convertible Note Terms

Securities means any securities including, without limitation, Shares, or options, warrants or other rights to subscribe for or purchase or acquire Shares.

Security Interest means a right, interest, power or arrangement in relation to an asset which provides security for the payment or satisfaction of a debt, obligation or liability including without limitation under a bill of sale, mortgage, charge, lien, pledge, encumbrance, trust, power, deposit, hypothecation or arrangement for retention of title, and includes an agreement to grant or create any of those things.

Shareholders means the shareholders of the Company from time to time.

Shares means ordinary shares in the capital of the Company.

SPAC Transaction means a Business Combination involving the Company and Nabors Energy Transition Corp.

Subordination Deed means the subordination deed between the Company and AgCentral Pty Ltd in favour of the Senior Creditors (as that term is defined therein), dated on or about the date of this Convertible Note Deed Poll.

Subscription Agreement means an agreement between the Company and an Investor under which the Investor applies, and subscribes for, one or more Convertible Notes and which application is accepted by the Company.

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) and deductions or withholdings collected or imposed by any authority together with any related interest, penalties, fines and expenses in connection with any of them, and Tax has a corresponding meaning.

US$ means the lawful currency of the United States of America.

2	Interpretation

In this Note Deed Poll the following rules of interpretation apply unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Note Deed Poll;

(b)	the singular includes the plural and vice versa;

(c)	words that are gender neutral or gender specific include all genders;

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(d)	where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)	the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as nor are intended to be interpreted as words of limitation;

(f)	a reference to:

(i)	a person includes a natural person, partnership, joint venture, Government Agency, association, corporation or other body corporate;

(ii)	a thing (including but not limited to a chose in action or other right) includes a part of that thing;

(iii)	a party includes its successors and permitted assigns;

(iv)	a document includes all amendments or supplements to that document;

(v)	a clause, term, party or schedule is a reference to a clause or term of, or party or schedule to this Note Deed Poll;

(vi)	a clause is a reference to a clause of a schedule;

(vii)	this Note Deed Poll includes all schedules to it;

(viii)	a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity, listing rule or business rule of a stock exchange court order or official directive of a federal, state or local Government Agency having appropriate jurisdiction (whether or not having the force of law), and is a reference to that law as amended, consolidated or replaced;

(ix)	an agreement other than this Note Deed Poll includes an undertaking, or legally enforceable arrangement or understanding whether or not in writing; and

(x)	a monetary amount is in United States dollars;

(g)	an agreement on the part of two or more persons binds them severally;

(h)	when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)	in determining the time of day where relevant to this Note Deed Poll, the relevant time of day is:

(j)	for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located;

(k)	for any other purpose under this Note Deed Poll, the time of day in the place where the party required to perform an obligation is located; and

(l)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Note Deed Poll or any part of it.

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Schedule 2	Convertible Note Terms

1	Form of note

1.1	Form

Each Convertible Note is a direct, unsubordinated, unconditional and unsecured obligation of the Company in uncertificated form, and will at all times rank:

(a)	pari passu amongst themselves;

(b)	ahead of Shares and any other capital stock or equity interests the company may issue from time-to-time;

(c)	senior in right of payment to the Existing Notes;

(d)	senior in right of payment to all other existing and future unsecured and unsubordinated obligations of the Company (other than unsecured obligations preferred by mandatory provision of law); and

(e)	senior in right of payment to all existing and future subordinated obligations of the Company.

1.2	Issue price, Face Value and number

Each Convertible Note:

(a)	will be issued at an issue price of US$1.00; and

(b)	has a face value of US$1.00 (Face Value).

1.3	Payment

Payment of the issue price of a Convertible Note to the Company will be in accordance with the terms of the Subscription Agreement.

1.4	No variation

The terms and conditions of each Convertible Note may only be varied by deed poll executed by the Company having first obtained the approval in writing of the Noteholders.

2	Status as creditors

(a)	Prior to Conversion, each Convertible Note:

(i)	confers rights on the Noteholder as an unsecured creditor of the Company;

(ii)	confers rights on the Noteholder to attend general meetings of the Company; and

(iii)	does not confer on the Noteholder rights to vote at general meetings of the Company (other than by reason of pre-existing rights to do so).

(b)	By accepting the issue of a Convertible Note, each Noteholder:

(i)	agrees to be bound by this Note Deed Poll; and

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(ii)	acknowledges that it is an unsecured creditor of the Company and that each Convertible Note that it holds does not itself confer rights as a member of the Company.

3	Payments

3.1	Payment

All payments to be made in relation to a Convertible Note will be made in US$:

(a)	after deduction of all withholdings and deductions required by law; and

(b)	in either:

(i)	Immediately Available Funds to a bank account to be nominated by the relevant party (which includes, where the relevant party is a Noteholder, the account of the Noteholder recorded in the Register);

(ii)	by cheque marked “not negotiable” and sent to the address of the relevant party (which includes, where the relevant party is a Noteholder, the address of the Noteholder recorded in the Register); or

(iii)	by any other method of transferring money agreed by the relevant parties.

3.2	Withholding Tax Gross Up

If the Company is required by law to withhold or deduct an amount in respect of Taxes from a payment of principal or interest to be made to a Noteholder, the Company shall pay an additional amount together with the payment so that, after the withholding or deduction, the Noteholder receives an amount equal to the payment which would have been due had no withholding or deduction been required. For the avoidance of doubt, this clause applies with respect to any interest which is capitalised pursuant to clause Schedule 25.2(b)(ii) and clause Schedule 25.3(c)(ii) so that the amount of the capitalised interest is not to be calculated net of the relevant withholding or deduction and is instead to be calculated taking into account any additional amount calculated under this clause.

4	Transfer of Convertible Note

A Noteholder must not assign, transfer or otherwise deal with or dispose of the legal or beneficial interest in a Convertible Note except:

(a)	as permitted by the Investor Deed; or

(b)	where an Event of Default has occurred and is subsisting beyond any cure period specified in clause 7.2(c).

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5	Interest

5.1	Interest Rate

Subject to clause 5.3, interest will accrue on the Face Value of each Convertible Note at a fixed rate of interest of 4.0 per cent per annum accruing daily from the Issue Date until the earlier of:

(a)	if the Convertible Note is redeemed, the day on which the Redemption Amount on the Convertible Note has been paid (or deemed to have been paid) by the Company to the Noteholder in full; and

(b)	if the Convertible Note is Converted, the Conversion Date.

5.2	Payment of Interest

(a)	Interest accruing on the Face Value of each Convertible Note will be calculated and payable by the Company to the relevant Noteholder six monthly in arrears, commencing on the date that is 6 months after the Issue Date.

(b)	The Company may, at its discretion (but with notice to the Noteholders), pay interest in respect of Convertible Notes:

(i)	in cash in accordance with clause 3.1; or

(ii)	by payment in kind, whereby the value of the interest is capitalised and added to the Principal Outstanding of each Convertible Note and thereafter deemed to have been paid. Any interest paid pursuant to this clause (ii) shall thereafter be deemed Principal for all purposes under this Note Deed and shall accrue interest as provided in Section 5.2(a).

5.3	Default Interest

(a)	Following the occurrence of an Event of Default, interest will accrue on the Face Value of each Convertible Note at a fixed rate of interest of 8.0 per cent per annum accruing daily from the date of the Event of Default until the day on which the Redemption Amount on the Convertible Note has been paid (or deemed to have been paid) by the Company to the Noteholder in full (Default Interest).

(b)	Default Interest will be calculated and payable by the Company to the relevant Noteholder on the Redemption Date.

(c)	The Company may, at its discretion (but with notice to the Noteholders), pay the Default Interest in respect of Convertible Notes:

(i)	in cash in accordance with clause 3.1; or

(ii)	by payment in kind, where the value of the Default Interest is capitalised and added to the Principal Outstanding and thereafter deemed to have been paid.

6	Conversion

(a)	In respect of each Convertible Note, provided that the Convertible Note has not otherwise been Converted, redeemed or cancelled, on the earlier of:

(i)	(Business Combination) a Business Combination (including, for the avoidance of doubt, the SPAC Transaction); or

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(ii)	(IPO Conversion Event) immediately on or before an IPO Conversion Event,

and subject to clause 6(d) below, the Company must:

(iii)	convert the Convertible Notes held by the relevant Noteholder and allot and issue to the Noteholder the number of fully paid Shares equal to the quotient resulting from the Exchange Ratio (Conversion Shares);

(iv)	enter the Noteholder into the Company’s register of members as the holder of the Conversion Shares promptly upon receipt of all documentation required pursuant to this Note Deed Poll; and

(v)	deliver to the Noteholder a certificate showing the Noteholder as the holder of the relevant number of Conversion Shares;

(b)	The Conversion Shares will be fully paid, be free of Security Interests, and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank before (or, as the case may be, the Noteholder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement falls prior to the relevant Conversion Date.

(c)	On the Conversion of a Convertible Note and the allotment and issue of Shares to the relevant Noteholder, the relevant Noteholder irrevocably and unconditionally consents to becoming a member of the Company and agrees to be bound by the constitution of the Company.

(d)	To the extent that the relevant Noteholder is not a Shareholder, that Noteholder must execute and deliver to the Company a Deed of Accession before the Company will allot and issue any Shares to that Noteholder.

7	Conversion or Redemption for Event of Default

7.1	Conversion or Redemption

In respect of each Convertible Note, within 5 Business Days of the Company receiving or being deemed to receive a Redemption Notice in respect of the Convertible Note in accordance with clause 7.2 or clause 8 and provided that the Convertible Note has not otherwise been Converted, redeemed or cancelled, the Company must redeem the Convertible Note for the Redemption Amount, which shall become immediately due and payable in respect of the Convertible Note and pay the Redemption Amount to the Noteholder in Immediately Available Funds, and the Convertible Note will be incapable of being Converted.

Upon receipt of a notice of Conversion in accordance with clause 7.2, the Company must Convert the applicable Convertible Notes in the manner and times as set out in clause 6.

7.2	Conversion or Redemption on Event of Default

(a)	The Company must notify each Noteholder as soon as practicable after becoming aware that an Event of Default has occurred.

Gilbert + Tobin	Schedule 2 page | 17

(b)	If such Event of Default continues to subsist, the Noteholder may give the Company a Redemption Notice or a notice of Conversion.

(c)	It is an Event of Default by the Company against a Noteholder if, at any time:

(i)	Insolvency Event: an Insolvency Event occurs in relation to the Company;

(ii)	failure to pay: the Company fails to pay or repay an amount due to the Noteholder under this Note Deed Poll and such non-payment or non-repayment is not remedied within 5 Business Days of the due date;

(iii)	failure to Convert: the Company fails to Convert a Convertible Note under this Note Deed Poll within 3 Business Days of the date on which Conversion is last required under clause 6 of the Convertible Note Terms or is otherwise in breach of clause 6 of the Convertible Note Terms;

(iv)	Existing Notes or Note Documents: any default or event of default by the Company in the Existing Notes or a Note Document exists and is continuing, and such default or event of default has not been cured or waived within the grace periods set out in the Existing Notes or a Note Document, as the case may be;

(v)	cross default: default by the Company with respect to any Security Interest, loan, credit facility, indenture or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$1,000,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created:

(A)	resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date; or

(B)	constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (A) and (B), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 10 days after its due date;

(vi)	judgement default: a final judgment or judgments for the payment of US$250,000 (or its foreign currency equivalent) or more (in each case excluding any amounts covered by insurance) in the aggregate rendered against the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after:

(A)	the date on which the right to appeal thereof has expired if no such appeal has commenced; or

(B)	the date on which all rights to appeal have been extinguished;

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(vii)	failure to perform: the Company fails to perform any obligation under a Note Document (other than as referred to in clauses 7.2©(ii) and 7.2©(iii)), and the Company fails to remedy the failure within 15 Business Days of the Company receiving from the Noteholder a written request to do so; or

(viii)	Nabors Reserved Matters: the Company fails to comply with the Nabors Reserved Matters as set out in Schedule 4 to the Investor Deed.

8	Conversion or redemption for Change of Control

(a)	The Company must give each Noteholder written notice as soon as practicable after becoming aware that a Change of Control Event has occurred (Change of Control Notice).

(b)	Within 5 Business Days of receiving a Change of Control Notice, each Noteholder may elect, in its absolute discretion, to give the Company:

(i)	a Redemption Notice; or

(ii)	a notice of Conversion,

(iii)	in respect of all of its Convertible Notes.

(c)	If a Noteholder does not give a Redemption Notice or a notice of Conversion in accordance with clause 8(b), the Noteholder is deemed to have given the Company a Redemption Notice on the fifth Business Day after receiving the Change of Control Notice.

(d)	If a Noteholder gives a notice of Conversion in accordance with clause 8(b), clauses 6(a)(iii)-(v) and clauses 6(b)-6(d) will apply to the Conversion.

9	Conversion or redemption on Maturity Date

Provided that the Convertible Notes have not otherwise been Converted, redeemed or cancelled, on the Maturity Date, the Company may choose to:

(a)	convert the Convertible Notes held by the relevant Noteholder and allot and issue to the Noteholder the Conversion Shares in accordance with the procedures set out in clause 6; or

(b)	if consented to in writing by the applicable Noteholder, redeem the Convertible Note for the Redemption Amount, which shall become immediately due and payable in respect of the Convertible Note and pay the Redemption Amount to the Noteholder in Immediately Available Funds; or

(c)	if consented to in writing by the applicable Noteholder, satisfy its obligation to the Noteholder through a combination of issuing Conversion Shares and paying a proportion of the Redemption Amount.

10	Restructure

(a)	The Noteholder acknowledges that the Company may establish a holding company (Holding Company) under which, the Company and its subsidiaries will be wholly-owned subsidiaries.

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(b)	In the event that the Company determines to establish a Holding Company, the Noteholder must do all things reasonably required by the Company to facilitate the SPAC Transaction or the IPO, including selling its Convertible Notes or Shares to the Holding Company, on terms of sale that are substantially the same as the terms provided to all other securityholders of the Company (including as to the opportunity to receive cash and/or Holding Company scrip or notes as consideration); provided that the Noteholder shall not be required to take any such action under this clause 10(b) unless the Company and any such holding company has done all things reasonably necessary to preserve the economic and contractual rights each Noteholder is entitled to hereunder, as reasonably determined by each Noteholder in its sole discretion.

11	Voting rights

Noteholders may attend Shareholder meetings of the Company. However, no Convertible Note shall provide for any voting rights at Shareholder meetings of the Company.

12	Consent for Redemption

(a)	While Nabors Lux 2 S.a.r.l. (or any of its affiliates) holds any Convertible Notes hereunder, the Company shall not redeem for cash any Convertible Notes held by AgCentral Energy Pty Ltd (or any of its affiliates) without prior written consent from Nabors Lux 2 S.a.r.l. (or any of its affiliates).

(b)	While AgCentral Energy Pty Ltd (or any of its affiliates) holds any Convertible Notes hereunder, the Company shall not redeem for cash any Convertible Notes held by Nabors Lux 2 S.a.r.l. (or any of its affiliates) without prior written consent from AgCentral Energy Pty Ltd (or any of its affiliates).

13	Meeting of Noteholders

A meeting of Noteholders may be called in accordance with clause 20 and meetings must be conducted and have those powers in accordance in accordance with clause 20.

14	Foreign holders

Where a Convertible Note is held by or on behalf of a person resident outside Australia, then, notwithstanding any other terms or conditions applicable to the Convertible Note, it will be a condition precedent to the right of the Noteholder to receive payment of any amount payable under these terms and conditions or to obtain Shares on Conversion that the requirements of all applicable laws of the Commonwealth of Australia or any of its States or Territories and of the country of residence of the Noteholder in respect of such payment or Conversion are satisfied so that such payment or Conversion will not result in a breach of any such applicable law by the Company.

15	Conversion to voting shares precluded

Notwithstanding any other term of these terms and conditions and for the avoidance of doubt, the Company is entitled to refuse to Convert a Convertible Note if the Conversion would result in:

(a)	a person acquiring a 20% or greater Relevant Interest in Shares in the Company in breach of section 606 of the Corporations Act (or any equivalent provision); or

Gilbert + Tobin	Schedule 2 page | 20

(b)	a foreign person (within the meaning given to that expression in the Foreign Acquisitions and Takeovers Act 1975 (Cth)) acquiring Shares in breach of the Foreign Acquisitions and Takeovers Act 1975 (Cth),

provided that the Company must take all steps within its power (including providing information and holding shareholder meetings) to assist the relevant Noteholder to obtain such approvals as are required.

16	Certificates

The Company will not issue any certificates to Noteholders for their Convertible Notes.

17	Register

(a)	The Company will establish and maintain a register to hold the following information in respect of each Convertible Note issued by it under this Note Deed Poll (Register):

(i)	its issue date, currency and Face Value;

(ii)	the name and address of the Noteholder;

(iii)	details of any transfer of the Convertible Note;

(iv)	the account or address details of the Noteholder for the purposes of receiving any redemption proceeds in respect of the Convertible Note; and

(v)	particulars of all redemptions or conversions of the Convertible Note,

and any other information which the Company considers necessary or desirable in connection with the Convertible Note, including the information required by section 171 of the Corporations Act.

(b)	Entries in the Register in relation to a Convertible Note constitute conclusive evidence that the person so entered is the absolute owner of the Convertible Note, subject to correction for fraud or error. Except as required or permitted by law, the Company must treat the person entered on the Register as the absolute owner of that Convertible Note.

(c)	The entry in the Register in respect of a Convertible Note constitutes:

(i)	an acknowledgment to the Noteholder by the Company of the indebtedness of the Company to the Noteholder under this Note Deed Poll, including any amounts of capitalised interest; and

(ii)	an undertaking by the Company to make all payments of principal and interest to the Noteholder in accordance with the terms of this Note Deed Poll.

(d)	Each Noteholder may inspect the Register during normal business hours in the place where such register is kept with prior reasonable notice to the Company.

(e)	If requested by a Noteholder, the Company shall promptly provide to the Noteholder a certified extract of the particulars entered in the Register.

(f)	The Company must provide a certified extract of the Register to each Noteholder each time the Register is updated (including to record any capitalised interest amounts) as soon as practicable upon request by a Noteholder and in any event within 1 Business Day of the Register being updated.

Gilbert + Tobin	Schedule 2 page | 21

(g)	If the Company becomes aware of any error, omission, defect or misdescription in the Register, the Company must promptly rectify the Register.

(h)	If the Noteholder notifies the Company of any change in the Noteholder’s details as recorded in the Register, the Company must promptly update the Register.

18	Notices

(a)	Any notice regarding a Convertible Note will be sent to the registered address of the Noteholder as recorded in the Register.

(b)	A Noteholder may by notice to the Company appoint, and remove the appointment of, the Noteholder or another person to give and receive notices on behalf of the Noteholder to the Company.

19	Representations and warranties

19.1	Company warranties

The Company makes the following representations and warranties to each Investor on the date of a Subscription Agreement and the Issue Date:

(a)	status: the Company is duly registered and validly existing under the laws of the jurisdiction of its registration;

(b)	power: the Company has the corporate power to enter into and perform its obligations under this Note Deed Poll and the Subscription Agreement and to carry out the transactions contemplated by them and to carry on its business as now conducted or contemplated;

(c)	authority: the Company has taken all necessary corporate action to authorise the entry into and performance of this Note Deed Poll and the Subscription Agreement and to carry out the transactions contemplated by them;

(d)	binding obligations: this Note Deed Poll and the Subscription Agreement constitutes the Company’s valid and binding obligations enforceable in accordance with their terms against the parties to them, subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

(e)	(ranking of Convertible Notes) the Convertible Notes rank in accordance with clause 1.1;

(f)	(free from encumbrances): the Conversion Shares will be fully paid, be free of Security Interests, and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank for (or, as the case may be, the Noteholder shall not be entitled to receive) any rights, distributions or payments where the record date or other due date for the establishment of entitlement falls prior to the relevant Conversion Date;

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(g)	no contravention: neither the execution and performance by the Company of this Note Deed Poll and the Subscription Agreement nor any transaction contemplated under them will violate in any respect any provision of:

(i)	a material applicable law or obligation;

(ii)	the Company’s constituent documents; or

(iii)	any other material document, agreement or other arrangement binding upon the Company or its assets; and

(h)	no Insolvency Event: no Insolvency Event has occurred in relation to the Company.

19.2	Investor warranties

Each Investor makes the following representations and warranties to the Company on the date of a Subscription Agreement and the Issue Date:

(a)	status: the Investor is duly registered and validly existing under the laws of the jurisdiction of its registration (if the Investor is not a natural person);

(b)	power: the Investor has full power and capacity power to enter into and perform its obligations under the Subscription Agreement and to carry out the transactions contemplated by it;

(c)	authority: the Investor has taken all necessary actions to authorise the entry into, delivery of and performance of, the Subscription Agreement and to carry out the transactions contemplated by it;

(d)	binding obligations: the Subscription Agreement constitutes the Investor’s valid and binding obligations subject to the application of equitable principles or laws relating to insolvency and any necessary stamping and registration;

(e)	no contravention: neither the execution and performance by the Investor of the Subscription Agreement nor any transaction contemplated under it will violate in any respect any material provision of:

(i)	a material applicable law or obligation;

(ii)	the Investor’s constituent documents; or

(iii)	any other material document, agreement or other arrangement binding upon the Investor or its assets;

(f)	no Insolvency Event: no Insolvency Event has occurred in relation to the Investor;

(g)	valid issuance: the Investor is:

(i)	a resident in Australia and a person to whom the Convertible Notes can be issued by the Company without a disclosure document being required to be lodged by the Company with ASIC on the basis that the person is a “sophisticated investor” for the purposes of section 708(8) of the Corporations Act or a professional investor as defined in section 9 of the Corporations Act or otherwise falls within the ambit of section 708(11) of the Corporations Act; or

Gilbert + Tobin	Schedule 2 page | 23

(ii)	is a resident outside of Australia, and is not a resident in any place in which it would not be lawful to offer or issue Convertible Notes;

(h)	financial ability: the Investor has the financial ability to bear the economic risk of an investment in the Convertible Notes;

(i)	receipt of information: as part of the Investor’s investigations and enquiries in respect of the Group, the business of the Group and the Convertible Notes or Shares, the Investor has had access to, and has received, all documents and information that it believes are necessary or appropriate in connection with, and for an adequate time prior to, its application for the Convertible Notes, so as to be able to make an informed investment decision with respect to an investment in the Convertible Notes;

(j)	independent investigations: the Investor has considered the risks associated with an investment in Convertible Notes (and ultimately Shares) and has made and, in entering into the Subscription Agreement, has relied solely on:

(i)	its own searches, investigations and enquiries in respect of the Company, the business of the Company and any investment made in the Convertible Notes or Shares; and

(ii)	its own evaluation of any material provided by the Company or its officers, employees, agents or advisers (Representatives) to it before the date of the Subscription Agreement,

and irrespective of whether or not the Investor’s investigations in relation to the Group, the business of the Group and the Convertible Notes or Shares was as full or as exhaustive as the Investor would have wished, the Investor has nevertheless independently and without the benefit of inducement, representation or warranties (except as expressly set out in the Subscription Agreement) from the Company determined to enter into the Subscription Agreement;

(k)	no representations: except as expressly set out in the Note Documents, neither the Company, nor its Representatives nor any other person acting on behalf of or associated with the Company, has made any representation, given any advice or given any warranty or undertaking, promise or forecast of any kind in relation to the Group, the business of the Group, the Convertible Notes or the Subscription Agreement, including in relation to:

(i)	any economic, fiscal or other interpretations or evaluations by any person; or

(ii)	future matters, including future or forecast costs, prices, revenues or profits;

Gilbert + Tobin	Schedule 2 page | 24

(l)	no inducement or reliance: no statement or representation (except as expressly set out in the Subscription Agreement):

(i)	has induced or influenced the Investor to enter into the Subscription Agreement or agree to any or all of its terms;

(ii)	has been relied on by the Investor in any way as being accurate; has been warranted to the Investor as being true; or

(iii)	has been taken into account by the Investor as being important to the Investor’s decision to enter into the Subscription Agreement or agree to any of all of its terms; and

(m)	trustee warranties: if the Investor enters into a Subscription Agreement as trustee of a trust:

(i)	the relevant trust was validly created and is in existence;

(ii)	the Investor was validly appointed as trustee of its trust and is the only trustee of that trust;

(iii)	the relevant trust deed for the trust is not void, voidable or otherwise unenforceable and no action has been taken to wind up, terminate, reconstitute or resettle the trust or replace or remove the Investor as trustee of the trust;

(iv)	the Investor has the power under the terms of the relevant trust deed to enter into and perform its obligations under the Subscription Agreement including all proper authorisations and consents;

(v)	the Investor has the right to be indemnified out of the assets out of it trust other than to the extent of fraud, negligence or breach of trust on its part;

(vi)	the Investor is not in breach of the trust or its obligations under the relevant trust deed; and

(vii)	all stamp duty payable on the relevant trust deed has been paid; and

(viii)	the execution, delivery and performance of the Subscription Agreement by the Investor as trustee of the trust does not and will not result in a breach of the trust deed.

20	Meetings of noteholders

20.1	Power to call meetings

A meeting of Noteholders may be called at any time by:

(a)	Noteholders holding not less than 25% of the Convertible Notes on issue; or

(b)	the directors of the Company.

Gilbert + Tobin	Schedule 2 page | 25

20.2	Notice of meetings

The Company must give notice of a meeting to each Noteholder, and any accidental omission to give notice of any meeting to, or the non-receipt of a notice by, a person entitled to receive notice does not invalidate a resolution passed at the meeting.

20.3	Content of notice

The notice must specify each of the following:

(a)	the place, the day and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; and

(c)	the general nature of the business to be transacted.

20.4	Period of notice

(a)	Subject to clause 21.4(b), 5 days’ notice of a meeting must be given to Noteholders.

(b)	Shorter notice to a meeting may be given if approved by Noteholders holding not less than 75% of the Convertible Notes on issue.

20.5	Quorum

(a)	A meeting of Noteholders can only transact business if at least two Noteholders (including any proxy for a Noteholder, and any person representing a corporate Noteholder) are personally present.

(b)	If a quorum is not present within 30 minutes after the advertised starting time of the meeting, then the following provisions apply:

(i)	if the meeting was called at the request of Noteholders, the meeting is cancelled; and

(ii)	in any other case, the meeting is postponed to the same place on the same day and at the same time the following week, or to any other time and place chosen by the directors of the Company. If a quorum is not present within 30 minutes after the starting time of the postponed meeting, the meeting is cancelled.

20.6	Chairperson

The Noteholders present must choose one of their number to chair the meeting.

20.7	Minutes

(a)	The chairperson must ensure that the minutes of a meeting of Noteholders are taken and record details of the proceedings.

(b)	The minutes must be signed by the chairperson of that meeting.

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20.8	Conduct of the meeting

A meeting of Noteholders shall be conducted in accordance with the usual process of conduct for shareholder meetings and any point of order shall be determined by the chairperson.

21	Voting rights

21.1	Right to vote

(a)	All Noteholders are entitled to vote at a Noteholder meeting.

(b)	If a Noteholder is mentally unfit to vote, his or her vote may be exercised by the person or body which is entitled to manage his or her estate. The vote may be exercised personally, by proxy or by attorney.

21.2	Rights of joint Noteholders

If Convertible Notes are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Convertible Notes appears first in the Register is to be treated as the only vote in relation to those Convertible Notes.

21.3	Number of votes per Convertible Note

(a)	On a vote by a show of hands, each Noteholder has one vote.

(b)	On a poll, each Noteholder has one vote for each Convertible Note the Noteholder holds.

21.4	Method of voting

(a)	If a resolution is put to the vote at a meeting of Noteholders, it must be decided on a show of hands, unless a poll (written vote) is requested by any of the following:

(i)	the chairperson; or

(ii)	any Noteholder entitled to vote on that resolution.

(b)	Unless the person who requests a poll withdraws it, the chairperson must decide how and when the poll is to be taken. If the poll concerns the election of a chairperson or the adjournment of the meeting, it must be taken immediately.

21.5	No casting vote

If votes are equally divided on a show of hands or a poll, the chairperson of the meeting does not have a casting vote. If the vote is tied, the resolution is not passed.

21.6	Passing of a resolution

Subject to requirements at law or in this Note Deed Poll, an ordinary resolution of Noteholders is passed if Noteholders who together hold more than 50% of the total number of Convertible Notes on issue at the relevant time vote in favour of the resolution.

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21.7	Evidence of outcome of show of hands

A declaration by the chairperson that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry in the minutes to that effect are conclusive evidence of the outcome of a show of hands.

22	Proxies

22.1	Appointment of proxy

A Noteholder may appoint a proxy in the same manner and form as a shareholder under the constitution of the Company.

22.2	Validity

Validity of a proxy will be considered in the same manner as a shareholder proxy under the constitution of the Company.

23	Written resolutions

(a)	The Noteholders may pass a resolution in writing without holding a meeting if the following conditions are met:

(i)	the resolution is set out in a document or documents sent to each Noteholder; and

(ii)	Noteholders who are entitled to vote on the resolution and hold sufficient Convertible Notes to pass the resolution sign the document or documents or identical copies of it or them.

(b)	A written resolution will be treated as having been passed on the day and at the time that the last Noteholder signs.

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Execution page

Executed as a deed poll.

Signed, sealed and delivered by Vast Solar Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) and by:

/s/ John Kahlbetzer	/s/ Colin Sussman
Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Execution page

Attachment A	Redemption Notice

To:	Vast Solar Pty Ltd (Company)

Redemption Notice

[Nabors Lux 2 S.a.r.l.] (Noteholder), being the registered holder of [insert] Convertible Notes, elects to redeem all Convertible Notes held by the Noteholder in accordance with [clause 7.2 of terms and conditions of issue of the Convertible Note (Terms) due to the occurrence of an “Event of Default” [/OR/] clause 8 of the terms and conditions of issue of the Convertible (Terms) due to the occurrence of a Change of Control].

Unless otherwise indicated, capitalised terms used in this notice have the same meaning as in the Terms.

Dated:

For and on behalf of
NABORS LUX 2 S.A.R.L.

By:
Name:	Henricus Reindert Petrus Pollmann
Title:	Class A Manager

Gilbert + Tobin	Project Neptune – Convertible Note Deed Poll - Attachment A